UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2021

Progenity, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39334	27-3950390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4330 La Jolla Village Drive, Suite 200
San Diego, California	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 293-2639

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PROG	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2021, Progenity, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sale Agreement”) with B. Riley Securities, Inc., BTIG, LLC, and H.C. Wainwright & Co. LLC (the “Agents”), pursuant to which the Company may offer and sell shares of the Company’s common stock having an aggregate offering price of up to $90,000,000, from time to time, in “at the market” offerings through the Agents. Sales of the shares of common stock, if any, will be made at prevailing market prices at the time of sale, or as otherwise agreed with the Agents. The Agents will receive a commission from the Company of up to 3.0% of the gross proceeds of any shares of common stock sold under the Sale Agreement.

The Company is not obligated to sell, and the Agents are not obligated to buy or sell, any shares of common stock under the Sale Agreement. As a result of the approximately $44 million in warrant exercises to date in the fourth quarter of 2021 and other capital-raising transactions, management believes that the Company’s liquidity position prior to any sales of common stock under the Sale Agreement provides sufficient runway to support achievement of critical research and development milestones for at least the next 12 months. No assurance can be given that the Company will sell any shares of common stock under the Sale Agreement, or, if it does, as to the price or amount of shares of common stock that it sells or the dates when such sales will take place.

In the Sale Agreement, the Company agreed to indemnify the Agents against certain liabilities, including under the Securities Act of 1933, as amended, or to contribute payments that the Agents may be required to make because of such liabilities.

The shares of common stock sold pursuant to the Sale Agreement will be offered pursuant to a shelf registration statement on Form S-3 (File No. 333-258301), which became effective on August 6, 2021. The Company filed a prospectus supplement with the U.S. Securities and Exchange Commission on November 22, 2021 in connection with the offer and sale of shares of the Company’s common stock pursuant to the Sale Agreement.

A copy of the Sale Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale Agreement.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the shares of common stock that may be sold pursuant to the Sale Agreement is filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

1.1	At Market Issuance Sales Agreement, dated November 22, 2021, by and among Progenity, Inc., B. Riley Securities, Inc., BTIG, LLC, and H.C. Wainwright & Co. LLC.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progenity, Inc.

Date: November 22, 2021	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Chief Financial Officer